UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

BYRNA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115

Andover, MA 01810

(Address and Zip Code of principal executive offices)

(978) 868-5011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)         Effective August 23, 2021, the board of directors (the “Board”) of Byrna Technologies Inc. (the “Company”) appointed Michael Gillespie as the Company’s Chief Operating Officer. Mr. Gillespie assumed his position as the Company’s Chief Operating Officer on August 23, 2021.

The following is certain biographical information regarding Mr. Gillespie:

Mr. Gillespie, age 56, has more than 30 years of experience managing large domestic and international manufacturing operations. From 1996 until 2018, Mr. Gillespie was with Linear Technology (now part of Analog Devices), a semiconductor manufacturer, where he held roles as Director of Sales in the Western U.S. and Canada, Pacific Northwest Sales Manager, and Technical Sales Engineer. Most recently, from 2016 to 2018, Mr. Gillespie was the General Manager of Wafer Fab Operations in their Camas, WA plant. There, he focused on site expenses, cycle times, work in process inventory, and operator productivity. Previously, Mr. Gillespie was a Managing Director of Global Assembly Operations from 2014 to 2016. In this role, he was responsible for the turnaround of underperforming operations, including, inventory management, cycle times, and back-end output, among other things. Mr. Gillespie has also served on numerous boards of directors including, Linear Semiconductor Sdn Bhd, Frepenca Business Association, and the Pacific Northwest Academy, none of which are public companies.

Mr. Gillespie holds a Bachelor of Science in Electrical Engineering from the University of California at San Diego with a focus on semiconductor physics and integrated circuit processing.

There is no arrangement or understanding between Mr. Gillespie and any other person pursuant to which he was selected as an officer of the Company, and there are no related party transactions involving Mr. Gillespie that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between any director or executive officer of the Company and Mr. Gillespie.

In connection with Mr. Gillespie’s appointment as the Company’s Chief Operating Officer, he accepted an offer letter from the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Gillespie will receive an annual base salary of $325,000. Mr. Gillespie is eligible to participate in the Company’s annual performance program. Mr. Gillespie is expected to receive approximately 200,000 restricted stock units that will vest after three years of employment at the Company and subject to the Company’s stock price achieving certain price triggers. Mr. Gillespie also is eligible to participate in the Company’s employee benefits, including health insurance.

Item 7.01 Regulation FD Disclosure.

On August 23, 2021, the Company issued a press release announcing Mr. Gillespie’s appointment. Pursuant to Item 7.01 of Form 8-K, a copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 and Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated August 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: August 23, 2021	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer